Exhibit 99.1 Encore Capital Group, Inc. Q1 2020 EARNINGS CALL

CAUTIONARY NOTE ABOUT FORWARD-LOOKING STATEMENTS The statements in this presentation that are not performance or achievements of the Company and historical facts, including, most importantly, those its subsidiaries to be materially different from any statements preceded by, or that include, the words future results, performance or achievements “will,” “may,” “believe,” “projects,” “expects,” expressed or implied by such forward-looking “anticipates” or the negation thereof, or similar statements. These risks, uncertainties and other expressions, constitute “forward-looking factors are discussed in the reports filed by the statements” within the meaning of the Private Company with the Securities and Exchange Securities Litigation Reform Act of 1995 (the Commission, including its most recent report on “Reform Act”). These statements may include, but Form 10-K, as they may be amended from time to are not limited to, statements regarding our future time. The Company disclaims any intent or operating results, earnings per share, growth and obligation to update these forward-looking impacts of COVID-19. For all “forward-looking statements. statements,” the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. Such forward-looking statements involve risks, uncertainties and other factors which may cause actual results, 2

ENCORE ADAPTED QUICKLY TO THE CHANGING LANDSCAPE CAUSED BY THE COVID-19 PANDEMIC Our People Our Business Our Environment  Health and well-  Consumer behavior  Contingency plans being  Regulatory  Adaptable operations  Social distancing and landscape working from home  Balance sheet and  Evolving issuer liquidity focus  Productivity needs 3

FIRST QUARTER 2020 KEY FINANCIAL MEASURES Estimated Remaining Global Collections Global Revenues Collections (ERC) $527M $289M $8.5B up 3% down 17% up 15% Record Record GAAP EPS1 GAAP Net Loss1 Economic EPS2 Adjusted Loss2 ($0.33) ($10.5M) ($0.19) ($5.9M) Revenues reduced by a $109M non-cash charge due to COVID-19 related changes in collections forecast, which also reduced GAAP and adjusted earnings by $87M after tax, or $2.77 per share 1) Attributable to Encore 2) Please refer to Appendix for reconciliation of Economic EPS and Adjusted Income to GAAP 4

COLLECTION DELAYS HAVE CAUSED US TO CHANGE OUR COLLECTIONS FORECAST, RESULTING IN A $109M NON-CASH CHARGE TO REVENUES IN Q1 Collection Delays Caused by COVID-19 Pandemic  First quarter 2020 loss driven by changes in our collections expectations  Under CECL, this resulted in a change in expected future period recoveries and a $109M non-cash charge  The vast majority of the changes in our forecast reflect delays in collections, not permanent loss of collections:  U.S. – for Q2-Q4 2020, estimated delays of 12 to 21 months  Europe – for Q2-Q3 2020, estimated delays over a number of years, due in part to the nature of long payment plans  Global collections in April exceeded our revised collections forecast 5

OUR ADJUSTED EBITDA REFLECTS OUR CONTINUED STRONG CASH GENERATION Adjusted EBITDA + Collections applied to principal balance (Trailing 12-Months, in $M) $1,200 $1,000 $800 $600 $400 $200 $0 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 1Q18 2Q18 3Q18 4Q18 1Q19 2Q19 3Q19 4Q19 1Q20 Adjusted EBITDA - TTM Collections applied to principal balance - TTM Note: See appendix for reconciliation of Adjusted EBITDA to GAAP net income. 6

RECORD MCM COLLECTIONS OF $375M IN Q1 ESTABLISHES A STRONG BASELINE FOR FUTURE PERFORMANCE MCM (U.S.) Business  MCM collections grew 14% to a MCM Collections by Channel and CTC record $375M 43.6% 39.6% 39.5%  U.S. deployments of $185M at a purchase price multiple of 2.3x $375M $330M $299M  Constructive conversations with 42% forward flow partners 43% 44%  Continued focus on expense management and operating 57% efficiency 54% 56%  MCM cost-to-collect continues to Q1 2018 Q1 2019 Q1 2020 improve, despite fully expensing Call Center & Digital Legal Collections court costs beginning in Q1 2020 Collection Agencies Cost to Collect 7

CABOT ADAPTED QUICKLY TO VARYING CONDITIONS IN EACH MARKET WITH THE UK BUSINESS EXPERIENCING THE LEAST IMPACT Cabot (Europe) Business  FCA1 guidance of offering forbearance in hardship cases is already embedded in Cabot’s collections process  In Q1, U.K. collections were in line with expectations  Collections performance has varied by country, with largest impact for Cabot in Spain, which represents less than 7% of Encore ERC  Changes in our curves from COVID-19 largely reflect delayed collections, not permanently reduced collections  Due to COVID-19 outbreak, banks paused portfolio sales to address customers’ needs - expect a lower level of supply coming to market in the near-term  We anticipate increase in medium-term opportunities at strong returns as charge-offs expected to rise meaningfully 1) Financial Conduct Authority 8

Detailed Financial Discussion 9

PORTFOLIO PURCHASES REFLECT BETTER SUPPLY IN THE U.S. THAN IN EUROPE AND OUR CONTINUED FOCUS ON RETURNS Q1 2020 Deployments Europe $29M United States $185M Total $214M 10

RECORD COLLECTIONS OF $527M GREW 3% AS REPORTED, AND GREW 6% AFTER ADJUSTING FOR CONSTANT CURRENCY AND THE SALE OF BAYCORP Collections by Geographic Location 515 514 527 496 499 499 499 500 484 400 300 $M 200 100 0 2018 2019 2018 2019 2018 2019 2019 2020 Q2 Q3 Q4 Q1 United States Europe Other 11

Q1 REVENUES OF $289M WERE NET OF $109M COVID-19 RELATED CHARGES CAUSED BY CHANGES IN OUR COLLECTIONS FORECAST Revenues by Geographic Location 400 350 347 356 349 348 347 350 337 300 289 250 $M 200 150 100 50 0 2018 2019 2018 2019 2018 2019 2019 2020 Q2 Q3 Q4 Q1 United States Europe Other 12

ERC OF $8.5 BILLION REACHED A NEW HIGH IN Q1 AFTER CECL- RELATED CHANGES AND STRONG DEPLOYMENTS IN THE U.S. Total Estimated Remaining Collections1 8,459 8,000 7,131 7,336 6,000 $M 4,000 2,000 0 Q1 2018 Q1 2019 Q1 2020 United States Europe Other REO 1) Q1 2018 ERC of $7,077M and Q1 2019 ERC of $7,276 as reported did not include $54M and $60M, respectively, of ERC related to Encore’s real estate-owned (REO) business. 13

SEVERAL KEY COMPONENTS COMPRISE THE $633M INCREASE IN ERC SINCE Q4 2019 Q4 2019 versus Q1 2020 Estimated Remaining Collections 635 (508) 494 (267) (31) 8,459 316 8,000 7,825 Represents 0.4% of 6,000 Global ERC $M 4,000 2,000 0 Q4 2019 ERC1 Court Cost 15-Year Rolling Q1 ERC From Q1 Currency COVID-19 Q1 2020 ERC Recoveries (CECL Roll Off 2 Purchases + Impact Reduction (CECL Transition) Roll On 2 Transition) 1) Q4 2019 ERC of $7,733M as reported did not include $92M of ERC related to Encore’s real estate-owned (REO) business. 2) ERC now defined by 15-year rolling forecast, which requires ERC associated with the recently completed quarter to “roll off” and ERC 14 associated with the next quarter outside of current 15-year period to “roll on” to refresh the 15-year forecast at conclusion of each quarter.

ENCORE REPORTED GAAP EPS OF ($0.33) AND ECONOMIC EPS OF ($0.19) IN THE FIRST QUARTER OF 2020

Three Months Ended March 31, 2020


GAAP net income per diluted share attributable to Encore
Convertible and exchangeable notes non-cash interest and issuance cost amortization
Acquisition, integration and restructuring related expenses
Amortization of certain acquired intangible assets
Income tax effect of non-GAAP adjustments and certain discrete tax items
Adjusted income per diluted share from continuing operations attributable to Encore - (Accounting)1
Adjusted income per diluted share from continuing operations attributable to Encore - (Economic)1
$0.00
($0.10)
($0.20)
($0.30)
($0.40)
($0.33)
$0.13
$0.01
$0.05
($0.05)
($0.19)
No shares deducted in Q1 2020
($0.19)

Both Q1 2020 GAAP and Economic EPS were reduced by $2.77 per share due to revisions in our collections forecast caused by COVID-19

1) Please refer to Appendix for reconciliation of Adjusted EPS / Economic EPS measurements to GAAP.

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OUR LIQUIDITY POSITION IS SOLID AND OUR BALANCE SHEET IS STRONG AFTER MORE THAN TWO YEARS OF STEADY IMPROVEMENT Over the past two years: ERC versus Leverage ► Debt/Equity ratio reduced from 5.9x to 9000 6.00 3.8x 8000 ► Uptick in Q1 2020 primarily due to CECL 5.00 implementation and foreign currency 7000 effects 6000 4.00 ► Net Debt/(Adjusted EBITDA + 5000 Collections applied to principal balance)1 3.00 ratio reduced from 3.2x to 2.6x 4000 ERC in $M Leverage Ratios 3000 2.00 As of March 31, 2020: 2000 1.00 ► Available capacity under Encore U.S. 1000 RCF and Cabot RCF of $581M 0 0.00 ► Cash and cash equivalents of $169M2 ERC Debt/Equity Net Debt/(Adjusted EBITDA + Collections applied to principal balance) 1) See appendix for reconciliation of Net Debt to GAAP Borrowings and Adjusted EBITDA to GAAP net income. 2) Excludes cash held for clients of $19M. 16

THE ADOPTION OF CECL ON JANUARY 1 HAS RESULTED IN SEVERAL CHANGES TO OUR FINANCIAL REPORTING Collection Curves  Collection curves transitioned to 15-year rolling curves Revenue Recognition:  EIR fixed for life at purchase Performance versus  Both overperformance and underperformance recognized Forecast immediately in period  Court costs fully expensed up-front when incurred  Expected court cost recoveries included in ERC together with all collections Court Cost Recoveries  Purchase price multiples increased slightly  Upward pressure on CTC metric, but will not impact cash expenses  Reduced equity by $44M ● CECL had no economic or cash impact on us, and no material impact on our financial results ● Our US and European peers (under IFRS) have historically expensed all court costs, therefore Encore is now consistent with the industry in this regard 17

AS THE CURRENT SITUATION RUNS ITS COURSE, WE EXPECT THE CHARGE- OFF RATE TO REACT TO THE SPIKE IN UNEMPLOYMENT IN THE US… Anticipating Charge-Off Supply in the U.S. US: Credit card charge-off rate highly correlated with the unemployment rate * % U.S. Unemployment Rate U.S. Credit Card Net Charge-Off Rate 16 April 2020 14 12 10 8 6 4 2 0 1985 1988 1991 1994 1997 2000 2003 2006 2009 2012 2015 2018  Sources: U.S. Federal Reserve; U.S. Bureau of Labor Statistics, quarterly data and April 2020 18

…AS WELL AS IN THE UNITED KINGDOM Anticipating Charge-Off Supply in the U.K. UK: Unsecured charge-off rate highly correlated with the unemployment rate1 U.K. Unsecured Charge-Off Rate U.K. Unemployment Rate 9% Q2/2020F 8% 7% 6% 5% 4% 3% 2% 1% 0% 2000 2002 2004 2006 2008 2010 2012 2014 2016 2018 2020  Sources: Bank of England, UK Office of National Statistics, JPM Report 19 1. Unemployment rate (age 16 and over, seasonally adjusted), Unsecured charge-off rate (derived, annualized quarterly rate)

OUR STEADY FOCUS ON OUR THREE STRATEGIC PRIORITIES HAS POSITIONED US WELL FOR THE FUTURE Market Focus ● U.K. less impacted by COVID-19 than much of Europe Concentrating on the valuable U.S. and U.K. markets ● Sale of Brazilian portfolios completed in April Competitive Advantage ● Innovation and technology investments (e.g., digital collections, speech analytics) enabled Innovating to enhance our quick adaption to varying operating competitive advantages in our conditions core markets Balance Sheet Strength ● We enter this period of uncertainty with a Strengthening our balance sheet strong balance sheet and solid liquidity while delivering strong results 20

FIRST QUARTER 2020 SUMMARY  Q1 was a strong operating period with record collections and cash generation  In response to the COVID-19 outbreak, implemented social distancing and work-from-home strategies to protect employees and operational capabilities  Without COVID-related accounting charge, Q1 would have established new records for revenues and profits by a wide margin  Solid liquidity position and strength of balance sheet will enable capture of future opportunities Core markets in the U.S. and the U.K. poised for substantial growth 21

Appendix 22

NON-GAAP FINANCIAL MEASURES This presentation includes certain financial measures that exclude the impact of certain items and therefore have not been calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). The Company has included information concerning Adjusted EBITDA because management utilizes this information in the evaluation of its operations and believes that this measure is a useful indicator of the Company’s ability to generate cash collections in excess of operating expenses through the liquidation of its receivable portfolios. The Company has included information concerning Adjusted Operating Expenses in order to facilitate a comparison of approximate cash costs to cash collections for the portfolio purchasing and recovery business in the periods presented. The Company has included Adjusted Income Attributable to Encore and Adjusted Income Attributable to Encore per Share (also referred to as Economic EPS when adjusted for certain shares associated with our convertible notes that will not be issued but are reflected in the fully diluted share count for accounting purposes) because management uses these measures to assess operating performance, in order to highlight trends in the Company’s business that may not otherwise be apparent when relying on financial measures calculated in accordance with GAAP. The Company has included impacts from foreign currency exchange rates to facilitate a comparison of operating metrics that are unburdened by variations in foreign currency exchange rates over time. Adjusted EBITDA, Adjusted Operating Expenses, Adjusted Income Attributable to Encore, Adjusted Income Attributable to Encore per Share/Economic EPS, and impacts from foreign currency exchange rates have not been prepared in accordance with GAAP. These non-GAAP financial measures should not be considered as alternatives to, or more meaningful than, net income, net income per share, and total operating expenses as indicators of the Company’s operating performance. Further, these non-GAAP financial measures, as presented by the Company, may not be comparable to similarly titled measures reported by other companies. The Company has attached to this presentation a reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures. 23

RECONCILIATION OF ADJUSTED INCOME AND ECONOMIC EPS

Reconciliation of Adjusted Income and Economic / Adjusted EPS to GAAP EPS
(Unaudited, In Thousands, except per share amounts), Three Months Ended

	March 31, 2020		March 31, 2019	
	$	Per Diluted Share – Accounting & Economic	$	Per Diluted Share – Accounting & Economic
GAAP net (loss) income attributable to Encore, as reported	$ (10,454)	$ (0.33)	$ 49,254	$ 1.57
Convertible and exchangeable notes non-cash interest and issuance cost amortization	3,977	0.13	4,002	0.13
Acquisition, integration and restructuring related expenses[1]	187	0.01	1,208	0.04
Amortization of certain acquired intangible assets[2]	1,643	0.05	1,877	0.06
Income tax effect of non-GAAP adjustments and certain discrete tax items[3]	(1,250)	(0.05)	(1,383)	(0.05)
Change in tax accounting method[4]	---	---	(9,070)	(0.29)
Adjusted net (loss) income attributable to Encore	$ (5,897)	$ (0.19)	$ 45,888	$ 1.46

1) Amount represents acquisition, integration and restructuring related expenses. We adjust for this amount because we believe these expenses are not indicative of ongoing operations; therefore adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors' results.
2) As we acquire debt solution service providers around the world, we also acquire intangible assets, such as trade names and customer relationships. These intangible assets are valued at the time of the acquisition and amortized over their estimated lives. We believe that amortization of acquisition-related intangible assets, especially the amortization of an acquired company's trade names and customer relationships, is the result of pre-acquisition activities. In addition, the amortization of these acquired intangibles is a non-cash static expense that is not affected by operations during any reporting period. As a result, the amortization of certain acquired intangible assets is excluded from our adjusted income from continuing operations attributable to Encore and adjusted income from continuing operations per share.
3) Amount represents the total income tax effect of the adjustments, which is generally calculated based on the applicable marginal tax rate of the jurisdiction in which the portion of the adjustment occurred. Additionally, we adjust for certain discrete tax items that are not indicative of our ongoing operations.
4) Amount represents the benefit from the tax accounting method change related to revenue reporting. We adjust for certain discrete tax items that are not indicative of our ongoing operations.

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RECONCILIATION OF ADJUSTED EBITDA

Reconciliation of Adjusted EBITDA to GAAP Net Income (Unaudited, In $ Thousands) Three Months Ended

	09/30/14	12/31/14	03/31/15	06/30/15	09/30/15	12/31/15	03/31/16	06/30/16
GAAP net income (loss), as reported	**$ 30,138**	**$ 27,957**	**$ 29,967**	**$ 25,185**	**$ (9,364)**	**$ 1,596**	**$ 26,607**	**$ 30,833**
(Income) loss from discontinued operations, net of tax	(2,068)	(958)	(1,880)	(1,661)	(2,286)	29,214	3,182	-
Interest expense	43,498	42,264	42,303	46,250	47,816	50,187	50,691	50,597
Interest income[1]	(258)	(298)	(414)	(370)	(407)	(473)	(499)	(620)
Provision (Benefit) for income taxes	8,636	15,558	14,614	14,921	(6,361)	3,988	10,148	13,451
Depreciation and amortization	6,725	7,860	8,137	7,878	8,043	9,102	9,861	8,235
Stock-based compensation expense	4,009	3,621	5,905	6,198	5,156	4,749	3,718	5,151
Acquisition, integration and restructuring related expenses[2]	1,000	2,212	2,766	7,892	2,235	2,635	2,141	3,271
Loss on Baycorp Transaction[3]	-	-	-	-	-	-	-	-
Goodwill impairment[3]	-	-	-	-	-	-	-	-
Settlement fees and related administrative expenses[4]	-	-	-	-	63,019	-	2,988	698
Net gain on fair value adjustments to contingent consideration[5]	-	-	-	-	-	-	-	-
Expenses related to withdrawn Cabot IPO[6]	-	-	-	-	-	-	-	-
Loss on derivatives in connection with Cabot Transaction[7]	-	-	-	-	-	-	-	-
Adjusted EBITDA	**$ 91,680**	**$ 98,216**	**$ 101,398**	**$ 106,293**	**$ 107,851**	**$ 100,998**	**$ 108,837**	**$ 111,616**
Collections applied to principal balance[8]	$ 155,435	$ 139,076	$ 160,961	$ 167,024	$ 156,229	$ 144,075	$ 177,711	$ 166,648

See notes on Page 28

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RECONCILIATION OF ADJUSTED EBITDA (continued)

Reconciliation of Adjusted EBITDA to GAAP Net Income (Unaudited, In $ Thousands) Three Months Ended

	09/30/16	12/31/16	03/31/17	06/30/17	09/30/17	12/31/17	03/31/18	06/30/18
GAAP net income (loss), as reported	**$ (51,946)**	**$ 11,323**	**$ 14,979**	**$ 19,076**	**$ 42,144**	**$ 2,779**	**$ 23,713**	**$ 26,974**
(Income) loss from discontinued operations, net of tax	-	(829)	199	-	-	-	-	-
Interest expense	48,632	48,447	49,198	50,516	52,755	51,692	57,462	60,536
Interest income[1]	(694)	(725)	(779)	(919)	(943)	(994)	(1,017)	(1,082)
Provision (Benefit) for income taxes	(13,768)	28,374	12,067	13,531	17,844	8,607	9,470	11,308
Depreciation and amortization	8,032	8,740	8,625	8,672	8,522	14,158	10,436	10,923
Stock-based compensation expense	633	3,125	750	2,760	3,531	3,358	2,276	3,169
Acquisition, integration and restructuring related expenses[2]	3,843	7,457	855	3,520	342	7,245	572	3,655
Loss on Baycorp Transaction[3]	-	-	-	-	-	-	-	-
Goodwill impairment[3]	-	-	-	-	-	-	-	-
Settlement fees and related administrative expenses[4]	2,613	-	-	-	-	-	-	-
Net gain on fair value adjustments to contingent consideration[5]	-	(8,111)	-	(2,773)	-	(49)	(2,274)	(2,378)
Expenses related to withdrawn Cabot IPO[6]	-	-	-	-	-	15,339	2,984	-
Loss on derivatives in connection with Cabot Transaction[7]	-	-	-	-	-	-	-	6,578
Adjusted EBITDA	**$ (2,655)**	**$ 97,801**	**$ 85,894**	**$ 94,383**	**$ 124,195**	**$ 102,135**	**$ 103,622**	**$ 119,683**
Collections applied to principal balance[8]	$ 247,427	$ 147,203	$ 188,893	$ 173,946	$ 159,408	$ 150,788	$ 198,282	$ 185,799

See notes on Page 28

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RECONCILIATION OF ADJUSTED EBITDA (continued)

Reconciliation of Adjusted EBITDA to GAAP Net Income (Unaudited, In $ Thousands) Three Months Ended

	09/30/18	12/31/18	03/31/19	06/30/19	09/30/19	12/31/19	03/31/20
GAAP net income (loss), as reported	**$ 13,016**	**$ 46,033**	**$ 49,442**	**$ 36,822**	**$ 39,413**	**$ 43,232**	**$ (10,579)**
(Income) loss from discontinued operations, net of tax	-	-	-	-	-	-	-
Interest expense	65,094	56,956	54,967	63,913	54,365	53,515	54,662
Interest income[1]	(747)	(499)	(1,022)	(1,238)	(590)	(843)	(1,000)
Provision (Benefit) for income taxes	16,879	9,095	3,673	11,753	3,021	13,886	4,558
Depreciation and amortization	9,873	9,996	9,995	9,741	10,000	11,293	10,285
Stock-based compensation expense	5,007	2,528	1,826	3,581	4,005	3,145	4,527
Acquisition, integration and restructuring related expenses[2]	8,475	(5,179)	1,208	1,318	3,819	704	187
Loss on Baycorp Transaction[3]	-	-	-	-	12,489	-	-
Goodwill impairment[3]	-	-	-	-	10,718	-	-
Settlement fees and related administrative expenses[4]	-	-	-	-	-	-	-
Net gain on fair value adjustments to contingent consideration[5]	-	(1,012)	-	(2,199)	(101)	-	-
Expenses related to withdrawn Cabot IPO[6]	-	-	-	-	-	-	-
Loss on derivatives in connection with Cabot Transaction[7]	2,737	-	-	-	-	-	-
Adjusted EBITDA	**$ 120,334**	**$ 117,918**	**$ 120,089**	**$ 123,691**	**$ 137,139**	**$ 124,932**	**$ 62,640**
Collections applied to principal balance[8]	$ 199,457	$ 175,476	$ 201,328	$ 200,323	$ 174,663	$ 189,434	$ 268,575

See notes on Page 28

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RECONCILIATION OF ADJUSTED EBITDA (continued) Reconciliation of Adjusted EBITDA to GAAP Net Income 1) In the fourth quarter of 2016, we made a change to our presentation of adjusted EBITDA to adjust for interest income. In previous years we did not include interest income as an adjustment because it was immaterial. We have updated prior periods for comparability. 2) Amount represents acquisition, integration and restructuring related expenses. We adjust for this amount because we believe these expenses are not indicative of ongoing operations; therefore adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors’ results. 3) The Baycorp Transaction resulted in a goodwill impairment charge of $10.7 million and a loss on sale of $12.5 million during the three months ended September 30, 2019. We believe the goodwill impairment charge and the loss on sale are not indicative of ongoing operations, therefore adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors’ results. 4) Amount represents litigation and government settlement fees and related administrative expenses for certain TCPA and CFPB settlements. We believe these fees and expenses are not indicative of ongoing operations, therefore, adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors’ results. 5) Amount represents the gain recognized as a result of fair value adjustments to contingent considerations that were established for our acquisitions of debt solution service providers in Europe. We have adjusted for this amount because we do not believe this is indicative of ongoing operations. 6) Amount represents expenses related to the proposed and later withdrawn initial public offering by CCM. We adjust for this amount because we believe these expenses are not indicative of ongoing operations; therefore adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors’ results. 7) Amount represents the loss recognized on the forward contract we entered into in anticipation of the completion of the Cabot Transaction. We adjust for this amount because we believe the loss is not indicative of ongoing operations; therefore adjusting for this loss enhances comparability to prior periods, anticipated future periods, and our competitors’ results. 8) Amount represents (a) gross collections from receivable portfolios less the sum of (b) revenue from receivable portfolios and (c) changes in expected recoveries for 2020. Amount represents (a) gross collections from receivable portfolios less the sum of (b) revenue from receivable portfolios and (c) allowance charges or allowance reversals on receivable portfolios for 2019 and prior. 28

RECONCILIATION OF ADJUSTED OPERATING EXPENSES RELATED TO PORTFOLIO PURCHASING AND RECOVERY BUSINESS

Reconciliation of Adjusted Operating Expenses to GAAP Operating Expenses (Unaudited, In $ Thousands) Three Months Ended

	6/30/18	9/30/18	12/31/18	03/31/19	06/30/19	09/30/19	12/31/19	03/31/20
GAAP total operating expenses, as reported	**$ 246,314**	**$ 239,246**	**$ 232,834**	**$ 236,019**	**$ 233,142**	**$ 247,591**	**$ 234,584**	**$ 241,879**
Operating expenses related to non-portfolio purchasing and recovery business[1]	(56,052)	(45,980)	(45,069)	(46,082)	(42,232)	(42,503)	(42,373)	(41,489)
Stock-based compensation expense	(3,169)	(5,007)	(2,528)	(1,826)	(3,581)	(4,005)	(3,145)	(4,527)
Acquisition, integration and restructuring related expenses[2]	(3,655)	(8,475)	5,179	(1,208)	(1,318)	(3,819)	(704)	(187)
Goodwill impairment	---	---	---	---	---	(10,718)	---	---
Net gain on fair value adjustments to contingent considerations[3]	2,378	---	1,012	---	2,199	101	---	---
Adjusted operating expenses related to portfolio purchasing and recovery business	**$ 185,816**	**$ 179,784**	**$ 191,428**	**$ 186,903**	**$ 188,210**	**$ 186,647**	**$ 188,362**	**$ 195,676**

1) Operating expenses related to non-portfolio purchasing and recovery business include operating expenses from other operating segments that primarily engage in fee-based business, as well as corporate overhead not related to our portfolio purchasing and recovery business.
2) Amount represents acquisition, integration and restructuring related operating expenses. We adjust for this amount because we believe these expenses are not indicative of ongoing operations; therefore, adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors' results.
3) Amount represents the net gain recognized as a result of fair value adjustments to contingent considerations that were established for our acquisitions of debt solution service providers in Europe. We have adjusted for this amount because we do not believe this is indicative of ongoing operations.

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IMPACT OF FLUCTUATIONS IN FOREIGN CURRENCY EXCHANGE RATES (Unaudited, In Millions, except per share amounts) Three Months Ended Constant As Reported 03/31/20 Currency Encore Consolidated Revenues $289 $291 Operating expenses $242 $244 Net income1 ($10) ($11) Adjusted income1 ($6) ($6) GAAP EPS1 ($0.33) ($0.34) Economic EPS1 ($0.19) ($0.20) Collections $527 $531 ERC2 $8,459 $8,689 Debt2 $3,404 $3,489 Cabot (Europe) Revenue $76 $77 Collections $144 $147 ERC2 $4,174 $4,374 Note: Constant Currency figures are calculated by employing Q1 2019 foreign currency exchange rates to recalculate Q1 2020 results. All constant currency values are calculated based on the average exchange rates during the respective periods, except for ERC and debt, which are calculated using the changes in the period-ending exchange rates. Management refers to operating results on a constant currency basis so that the operating results can be viewed without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to- period comparisons of the company's operating performance. Constant currency financial results are calculated by translating current period financial results in local currency using the prior period’s respective currency conversion rate. Certain foreign subsidiaries’ local currency financial results in our calculation include the translation effect from their foreign operating results. 1. Attributable to Encore. 2. At March 31, 2020. 30

ENCORE’S LEVERAGE RATIOS Leverage Ratios at at at at at at at at at Encore Consolidated 03/31/18 06/30/18 09/30/18 12/31/18 03/31/19 06/30/19 09/30/19 12/31/19 03/31/20 Debt / Equity 5.91x 5.65x 4.58x 4.27x 4.12x 3.92x 3.72x 3.44x 3.77x Net Debt / (TTM Adjusted EBITDA + TTM Collections applied to principal balance)1 3.16x 3.01x 2.94x 2.82x 2.85x 2.75x 2.67x 2.69x 2.58x 1) See appendix for reconciliation of Adjusted EBITDA to GAAP net income and for reconciliation of Net Debt to GAAP Borrowings. 31

RECONCILIATION OF NET DEBT Reconciliation of Net Debt (Unaudited, in millions) Three Months Ended 03/31/18 06/30/18 09/30/18 12/31/18 03/31/19 06/30/19 09/30/19 12/31/19 03/31/20 GAAP Borrowings, as reported $ 3,607 $ 3,530 $ 3,561 $ 3,491 $ 3,593 $ 3,530 $ 3,429 $ 3,513 $ 3,404 Debt issuance costs and debt discounts 77 70 89 85 79 73 75 73 69 Cash & cash equivalents (217) (182) (205) (157) (167) (169) (187) (192) (188) Client cash1 26 23 26 22 25 24 22 25 19 Net Debt $ 3,493 $ 3,442 $ 3,472 $ 3,440 $ 3,530 $ 3,459 $ 3,340 $ 3,419 $ 3,304 1) Client cash is cash that was collected on behalf of, and remains payable to, third party clients. 32

BEGINNING IN Q1 2020, COST-TO-COLLECT INCLUDES 100% OF COURT COSTS, BRINGING ENCORE INTO ALIGNMENT WITH THE INDUSTRY Overall Cost-to-Collect1 45% 39.6% 40% 37.5% 37.4% 37.8% 36.6% 36.0% 36.4% 37.1% 35% Q1 2020 Q1 2019 Location 30% CTC CTC 25% United States 39.5% 39.6% 20% Europe 29.9% 27.6% 15% Other 52.6% 51.2% 10% Encore total 37.1% 36.4% 5% 0% 2018 2019 2018 2019 2018 2019 2019 2020 Q2 Q3 Q4 Q1 1) Cost-to-Collect = Adjusted operating expenses / collections. See appendix for reconciliation of Adjusted operating expenses to GAAP. 33